Exhibit 10.1



                          INTEREST PURCHASE AGREEMENT


     THIS INTEREST PURCHASE AGREEMENT ("Agreement") is entered into as of this 13th day of December, 2006, by and between Siberian Energy Group Inc., a Nevada corporation ("Buyer", "SEG") and Key Brokerage LLC., a Delaware limited liability company ("Seller").

                                  WITNESSETH:

     A. Seller is the sole owner of Kondaneftegaz LLC ("Kondaneftegaz")(the "Company"), registration number - 1048600002901, 8601022853, which is located in the Khanty-Mansiysk autonomos district of western Siberia and which was created in 2004 for the purpose of oil and gas exploration in the region. Kondaneftegaz applied for exploration and production license on Krasnoleninski parcel in the Khanty-Mansiysk district, which will be auctioned in the first half of 2007. In addition, Kondaneftegaz has applied for 9 parcels in Karabashskaia area of Khanty-Mansiysk district.

     B. Pursuant to the Option agreement dated September 14, 2006 and following the due diligence review by the Buyer, the Buyer desires to buy from Seller a 100% interest in Kondaneftegaz ("Interest") and Seller desires to sell the Interest to Buyer according to the terms and subject to the conditions set forth in this Agreement.

                                     AGREEMENT
                                -------------------

     In consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

     1. PURCHASE AND SALE OF INTEREST. Upon the terms and subject to the conditions set forth in this Agreement, Seller hereby sells, assigns, transfers and conveys the Interest to Buyer, and Buyer hereby purchases, obtains and acquires the Interest from Seller. Simultaneously with the transfer of the Interest, the Seller is transferring the geological information package on Karabashki zone of Khanty-Mansiysk Autonomous district (Tuymen region of Russian Federation) ("Geological Data") into the ownership of the Buyer. Geological data to be transferred is listed in Appendix 1 to this Agreement. Price of Geological data is included in the total purchase price as per item 2.

     2. PURCHASE PRICE. In consideration of and in exchange for the sale, assignment, transfer and conveyance of the Interest and of the Geological Data, Buyer agrees to issue to Seller, 1,900,000 (One million nine hundred thousand) shares of the common stock of Siberian Energy Group Inc., a Nevada corporation, (the "Stock"). On the Closing Date the Stock shall be delivered to Seller through certificates, properly endorsed for transfer to the Seller (or as the Seller may direct).

The Stock shall be non-registered and subject to restrictions. "Restricted" securities have the meaning as that term is defined in Rule 144 of the Securities Act of 1933 and may not be offered for sale, sold or otherwise transferred except pursuant to a registration statement or a valid exemption from registration.

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     3.  CONDITIONS  AND  CLOSING

          (a) Seller shall procure that the Buyer acquires good title to the Company's Interests, free from any Encumbrance;

          (b) Closing shall take place in New York, NY ten Business Days following the date of this Agreement, or at such other place or on such other date as may be agreed between the Seller and the Buyer (the "Closing Date"). At the Closing, Buyer shall deliver to Seller certificates evidencing the number of shares of Stock specified in Sections 2 hereof, and Seller shall deliver to Buyer an assignment of the Interest, in the form attached as Exhibit A.

           (d) The Seller is responsible to make the appropriate change of ownership in the registration documents of the Company and certify the change in the government registration body of Russian Federation within 10 days after closing.

     4. ASSIGNMENT OF THE INTEREST. From and after the Closing, all equitable and legal rights, title and interests in and to the Interest shall be owned, held and exercised by Buyer.

     5. ASSIGNMENTS OF THE STOCK. From and after the Closing, all equitable and legal rights, title and interests in and to the Stock shall be owned, held and exercised by the Seller. Siberian Energy Group Inc. shall, issue certificates to the Seller (or as the Seller may direct) for the number of shares of Stock as specified in Section 2 above.

     6. INVESTMENT REPRESENTATIONS OF BUYER. Buyer hereby represents and warrants to the Seller as follows:

          (a) Buyer understands that the Interest in Kondaneftegaz has not been registered under the Securities Act of 1933 (the "1933 Act") or the laws of any state, and the transactions contemplated hereby are being undertaken in reliance upon an exemption from the registration requirements of the 1933 Act, and reliance upon such exemption is based upon Buyer's representations, warranties and agreements contained in this Agreement.

          (b) Buyer has received and carefully reviewed all information necessary to enable Buyer to evaluate its investment in the Company. Buyer has been given the opportunity to ask questions of and to receive answers from the Company concerning its business and the Interest, and to obtain such additional written information necessary to verify the accuracy thereof.

          (c) Buyer is aware that the purchase of the Interest is speculative and involves a high degree of risk. Buyer is aware that there is no guarantee that Buyer will realize any gain from his acquisition of the Interest. Buyer further understands that Buyer could lose the entire amount of its investment.

          (d) Buyer understands that no federal or state agency or other authority has made any finding or determination regarding the fairness of the offer, sale and/or issuance of the Interest or has made any recommendation or endorsement thereof or has passed in any way upon this Agreement.

          (e) Buyer: (i) is acquiring the Interest solely for Buyer's own account for investment purposes only and not with a view toward resale or distribution thereof, in whole or in part, (ii) has no tract, undertaking, agreement or arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Interest to any other person, and (iii) agrees not to sell or otherwise transfer the Interest unless and until it is subsequently registered under the 1933 Act and any applicable state securities laws, or unless an exemption from any such requirement is available.

          (f) Buyer is financially able to bear the economic risk of an investment in the Interest, including the ability to hold the Interest indefinitely and to afford a complete loss of its investment in the Interest. Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the acquisition of the Interest.

     7. INVESTMENT REPRESENTATIONS OF SELLERS. The Seller hereby represents and warrants to Buyer as follows:

          (a) Seller has received and carefully reviewed all information necessary to enable Seller to evaluate the investment represented by the Stock in Siberian Energy Group Inc. Seller has been given the opportunity to ask questions of and to receive answers from Siberian Energy Group Inc. concerning its business and the Stock, and to obtain such additional written information necessary to verify the accuracy thereof.

          (b) Seller is aware that the Stock is speculative and involves a high degree of risk. Seller is aware that there is no guarantee that Seller will realize any gain from ownership of the Stock. Seller further understands that it could lose the entire amount of its investment.

          (c) Seller is financially able to bear the economic risk of an investment in the Stock, including the ability to hold the Stock indefinitely and to afford a complete loss of its investment in the Stock. Seller has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of the acquisition of the Stock.

          (d) The Seller was not furnished any offering literature or memorandum;

          (e) The Seller recognizes that the Stock has not been registered under the Securities Act of 1933, as amended ("Act"), nor under the securities laws of any state and, therefore, cannot be resold unless resale of the Stock is registered under the Act or unless an exemption from registration is available; no public agency has passed upon the fairness of the terms of the offering; the undersigned may not sell the Shares without registering them under the Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

          (f) The undersigned is acquiring the Stock for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require its sale or distribution of the Stock. No one other than the Seller has any beneficial interest in said Stock;

          (g) The Seller acknowledges that it is an Accredited Investor as defined in Section 501 of Regulation D under the Securities Act of 1933, as amended, as adopted by the Securities and Exchange Commission.

     8. CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions:

          (a) On the Closing Date, Seller shall be the sole legal and beneficial owner of the Interest, free and clear of all claims, liens, mortgages, charges, security interests, encumbrances and other restrictions and limitations of any kind and nature whatsoever.

          (b) By the Closing Date, any and all necessary consents, authorizations, orders or approvals for transfer of the Interest shall have been obtained.

          (c) Neither the execution or delivery of this Agreement nor the performance of its obligations hereunder will conflict with or result in a breach of or constitute a default under or result in the creation of or an imposition of a lien upon any of the properties or assets of Seller or any agreement too which Seller may be a party or by which its property or assets may be subject.


     9. CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions:

          (a) On the Closing Date, Buyer shall be the sole legal and beneficial owner of the Stock, free and clear of all claims, liens, charges, security interest, encumbrances and other restrictions and limitations of any kind or nature whatsoever.

          (b) On the Closing Date, any and all necessary consents, authorizations, orders or approvals for transfer of the Stock shall have been obtained.

          (c) Neither the execution or delivery of this Agreement nor the performance of its obligation hereunder will conflict with or result in a breach of or constitute a default under or result in the creation of or an imposition of a lien upon any of the properties or assets of Buyer or any agreement to which Buyer may be a party or by which its property or assets may be subject.


         10.  MISCELLANEOUS.

          (a) This Agreement represents the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements with respect thereto, whether written or oral.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard, however, to such jurisdiction's principles of conflict of laws.

          (c) This Agreement may be executed in counterpart originals, each of which shall be an original, but all of which shall constitute only one Agreement. A facsimile signature of any party will be binding on that party, and any facsimile communication shall be immediately followed by a hard copy containing such signature.


     [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.  SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have executed this Interest Purchase Agreement as of the day and year first written above.


                BUYER


                SIBERIAN  ENERGY  GROUP  INC.,
                a  Nevada  corporation
                address:  275  Madison  Ave,  6th Floor,
                New  York,  NY  10016

                By:/s/ David Zaikin
                   ---------------------------------------------
                   David  Zaikin,  CEO and Chairman of the Board



                SELLER:

                KEY  BROKERAGE  LLC.,
                a Delaware limited liability company address: 1201-762 Orange Street, Wilmington,
                New  Castle  district,  Delaware


                By:/s/ Vladimr Kvitko
                   -------------------------------
                   Vladimr  Kvitko,  President

                                     EXHIBIT  A



                         ASSIGNMENT  OF  MEMBERSHIP  INTEREST


     FOR VALUE RECEIVED, Key Brokerage LLC, a Delaware limited liability company ("Assignor"), herewith sells, assigns, transfers and conveys to Siberian Energy Group Inc. a Nevada corporation ("Assignee"), the Assignor's rights, title and interests as member of and in Kondaneftegaz LLC, a Russian limited liability company (the "Company"), which shall comprise one hundred percent (100%) capital and profits interest in the Company, including 100% share in the charter capital in amount of 10,000 Russian rubles, 100% share of net assets and profits of the Company, distributions and liquidation rights in the Company and voting and management rights and powers in the Company in proportion to the assigned interest in the Company.

     This Assignment of Interest in the Company is made, delivered and shall be effective on the date hereof in accordance with and in complete satisfaction of the requirements of the Charter of Kondaneftegaz LLC of 26 April, 2005.

     IN WITNESS WHEREOF, Assignor has executed this Assignment by and through its members this ___ day of December, 2006.


                 KEY  BROKERAGE  LLC.,
                 a Delaware limited liability company address: 1201-762 Orange Street, Wilmington,
                 New  Castle  district,  Delaware


                By:
                   -------------------------------
                   Vladimir  Kvitko,  President

                                                                      APPENDIX 1

                                              To the Interest Purchase Agreement

List of Geological information on Karabashki zone of Khanty-Mansi Autonomous area (Tuymen region of Russian Federation).

No.    Item
---    ----
1. Description of 11 deposits and areas adjacent to the license areas of Karabashskaya zone.

2.     Well  logs  (1:500  scale)  over  11  deposits  (11  wells).

3. Stratigraphic division with identification of stages, formations, subformations, members (approximately 350 wells).

4.     Oil  analyses  (approximately  50  analyses).

5.     Gas  analyses  (approximately  50  analyses).

6. Characteristics of pay zone parameters of deposits (7 pages of computer typed text).

7. Distribution of hydrocarbon accumulations, oil and gas plays over 11 deposits (areas) (table, 2 pages).

8.     Time  seismic  sections  of  the  deposits.

9. Fragments of regional seismic lines in the region of the license areas (4 fragments).

10. Structural maps of the deposits along the seismic horizon B (Bazhenov formation) (11 maps).

11. General map of the region of the license area location (1 map, 1:1 000 000 scale).

12. The State Committee of the RSFSR on Geology and Subsoil Utilization 'Ural Regional Geological Committee 'Uralgeologia'. Bazhenov Geophysical Expedition. "Report on Results of Geodetic Surveys, Carried out by Severouralskaya Crew along the Regional Lines P-14 and Kotliyskiy in Tyumen and Sverdlovsk Regions in 1990-1992". Scale 1:200 000, P-41-VII, VIII, XIX, XXV in four books and 2 folders, settlement Sheelit, 1992.

13.    Bliznetsov  M.T.,  Zerchaninova  L.A. and others.  "Report  on Results of
       Regional Seismic Surveys along Lines 3, 5, 99, 100 in Kondinskiy Administrative Region of the Khanty-Mansi Autonomous Area of the Tyumen region in 1998-2000", enclosed: 193 pages, 62 figures, 11 tables, 31 pages of graphical enclosure, bibliography 40 pages. Bazhenov Geophysical expedition, P-41-XXXIV", P-41-XXXV, 0-41-IV, 0-41-V.

14. The Khanty-Mansi Autonomous Area, the Tyumen region, Bazhenov Geophysical Expedition "Report on Results of Regional Seismic Surveys along Lines 5, 99a, 101 (South of Shaimskaya Zone) in Kondinskiy Administrative Region of the Khanty-Mansi Autonomous Area of the Tyumen Region in 2000-2001" Uralskaya crew No.12 (1 book, 1 folder) Zarechny, 2001.

15. Bazhenov Geophysical Expedition "Brief Informational Geological Report on Main Results and Volumes of Works, Carried out during 9 Months of 2006 over the Object 'Seismic Surveys along Fragments of Regional Seismic Lines No.98 and No.11 in Trans-Ural Part of West-Siberian Oil-and-gas Province".

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